UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2007

Argon ST, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-322-0881

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 12, 2007, Thomas E. Murdock, Vice President – Strategic Program Development and a Director of Argon ST, Inc.(the "Company") entered into a written sales plan pursuant the guidance specified by Rule 10b5-1 under the Securities Exchange Act of 1934. This plan has been approved pursuant to the terms of the Company's trading policies and procedures. Mr. Murdock's plan is a component of his overall tax and financial planning to provide him enhanced diversification and liquidity.

Rule 10b5-1 enables corporate officers and directors to establish stock trading plans for the orderly sale of predetermined amounts of securities. Such plans may be initiated only when the officers and directors are not in possession of material and non-public information. The rule allows individuals adopting such plans to sell shares over a predetermined period of time, at specific predetermined prices in the future, even if subsequent material and non-public information becomes available to them.

Mr. Murdock's plan is effective March 26, 2007, and provides for the sale of a maximum of 350,000 shares of Argon ST common stock (representing less than 15% of his total Argon ST holdings) in the subsequent 24 month period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.

March 22, 2007	By:	Victor F. Sellier

Name: Victor F. Sellier
Title: Chief Financial Officer